UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016

ARIAD Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36172	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 494-0400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05	Costs Associated With Exit or Disposal Activities.

In a press release dated March 29, 2016, ARIAD Pharmaceuticals, Inc. (“ARIAD” or the “Company”) announced that it is reducing its workforce by approximately 25 percent of its headquarter positions. The reduction includes approximately 90 positions in the U.S. and Europe. No customer-facing positions within ARIAD’s commercial or medical affairs organizations are included in this action.

This reduction in workforce is one of five key areas of ARIAD’s ongoing strategic review. In addition to the decision announced today, the review also includes an evaluation of commercial maximization initiatives, geographical presence, R&D portfolio, and business development opportunities to support the overall strategic direction. ARIAD plans to provide further details on the progress of the strategic review, which is aimed at increasing patient and shareholder value, in the second quarter of 2016.

The Company committed to this course of action on March 29, 2016. The Company expects almost all of the workforce reduction to be completed during the first quarter of 2016, with the balance in the second quarter of 2016. As a result of the workforce reduction, the Company estimates that it will record a one-time charge totaling approximately $3.3 million related to termination benefits and other related charges. Most of this charge is expected to be recorded in the first quarter of 2016, with the balance in the second quarter of 2016, and the cash amounts will be paid out through the remainder of 2016. The charge that the Company expects to incur in connection with the workforce reduction is subject to a number of assumptions, and actual results may differ materially. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction.

Following the workforce reduction, the Company expects to have approximately 380 employees in the United States and Europe.

A copy of the press release is attached hereto as Exhibit 99.1 and the information contained therein, including in the forward-looking statement disclaimer at the end of the press release, is incorporated by reference into this Item 2.05 of this Current Report on Form 8-K.

ITEM 7.01	Regulation FD Disclosure.

The information set forth in Item 2.05 is incorporated by reference into this Item 7.01.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press release dated March 29, 2016

The press release may contain hypertext links to information on our websites. The information on our websites is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

Forward-Looking Statements

This Form 8-K and the exhibit attached hereto and incorporated by reference herein contain forward-looking statements, each of which are qualified in their entirety by this cautionary statement. Any statements contained in this Form 8-K and the exhibit attached hereto that do not describe historical facts, including, but not limited to, statements related to our strategic review, the expected timing for completion of our announced workforce reduction and the expected charges to be taken in connection with the reduction, are forward-looking statements that are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These factors, risks and uncertainties include, but are not limited to, our ongoing strategic review, our ability to successfully commercialize and generate profits from sales of Iclusig and our product candidates, if approved;

competition from alternative therapies; our ability to meet anticipated clinical trial commencement, enrollment and completion dates and regulatory filing dates for our products and product candidates and to move new development candidates into the clinic; our ability to execute on our key corporate initiatives; regulatory developments and safety issues, including difficulties or delays in obtaining regulatory and pricing and reimbursement approvals to market our products; our reliance on the performance of third-party manufacturers and specialty pharmacies for the supply and distribution of our products and product candidates; the occurrence of adverse safety events with our products and product candidates; the costs associated with our research, development, manufacturing, commercialization and other activities; the conduct, timing and results of preclinical and clinical studies of our products and product candidates, including that preclinical data and early-stage clinical data may not be replicated in later-stage clinical studies; the adequacy of our capital resources and the availability of additional funding; the ability to satisfy our contractual obligations, including under our leases, convertible debt and royalty financing agreements; patent protection and third-party intellectual property claims; litigation; our operations in foreign countries; risks related to key employees, markets, economic conditions, health care reform, prices and reimbursement rates; and other risk factors detailed in our public filings with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The information contained in this Form 8-K and the exhibit attached hereto is believed to be current as of the date of original issue. After the date of these documents, we do not intend to update any of the forward-looking statements to conform these statements to actual results or to changes in management’s expectations, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

By:	/s/ Thomas J. DesRosier.
Thomas J. DesRosier, Esq.
Executive Vice President, Chief Legal and Administrative Officer and Secretary

Date: March 29, 2016

Exhibit List

Exhibit	Description

99.1	Press release dated March 29, 2016